Exhibit 99.1

Perimeter Solutions Reports Third Quarter 2021 Results

December 14, 2021

Listed on The New York Stock Exchange under the symbol “PRM” on November 9, 2021

Double-digit revenue and Adjusted EBITDA growth in the Fire Safety segment, both in Q3 and year-to-date

$100M Share repurchase program authorized

Clayton, Missouri, Dec. 14, 2021 – Perimeter Solutions, SA (NYSE: PRM) (“Perimeter” or the “Company”), a global solutions provider for the fire safety and oil additives industries, today reported financial results for its third quarter ended September 30, 2021.

“We are delighted to share our first financial results as a public company,” said CEO Edward Goldberg. “Our revenue and Adjusted EBITDA grew double digits, in Fire Safety, in both the third quarter and year-to-date periods. Most importantly, we delivered on our commitment to support our customers efforts, 100% of the time, to save lives, property, and the environment. In addition, we successfully qualified and launched Phos-Chek Fortify, our new durable retardant product designed for the Prevention and Protection market. We believe Fortify is a game changer, providing season long protection for both fire prevention and fire protection.” Mr. Goldberg added “Oil Additives Adjusted EBITDA declined in the third quarter, primarily due to higher material and transportation costs during the period. We fully expect to pass through these costs, with margin recovery already underway in the fourth quarter, and our expectations for the segment unchanged.”

Third Quarter 2021 Results

•	Net sales increased 12% to $195.4 million during the third quarter, as compared to $174.3 million in the prior-year quarter.

•	Fire Safety sales increased 14% to $172.4 million, as compared to $151.1 million in the prior year.

•	Oil Additives sales decreased 1% to $23.0 million, as compared to $23.2 million in the prior year.

•	Net income during the third quarter was $52.0 million, or $0.98 per share, a decline of $0.6 million from $52.6 million, or $0.99 per share, for the same period of 2020.

•	Adjusted EBITDA increased 9% to $100.4 million during the third quarter, as compared to $92.2 million in the prior-year quarter.

•	Fire Safety Adjusted EBITDA increased 13% to $97.9 million, as compared to $86.6 million in the prior year.

•	Oil Additives Adjusted EBITDA decreased 55% to $2.5 million, as compared to $5.6 million in the prior year.

Year-to-Date Results

•	Net sales increased 12% to $316.5 million during the year-to-date period, as compared to $283.8 million in the prior-year period.

•	Fire Safety sales increased 11% to $237.3 million, as compared to $213.9 million in the prior year.

•	Oil Additives sales increased 13% to $79.2 million, as compared to $69.8 million in the prior year.

•	Net income during the year-to-date period was $29.6 million, or $0.56 per share, a decline of $0.9 million from $30.5 million, or $0.58 per share, for the same period of 2020.

•	Adjusted EBITDA increased 12% to $134.6 million during the year-to-date period, as compared to $120.0 million in the prior-year period.

•	Fire Safety Adjusted EBITDA increased 13% to $116.7 million, as compared to $102.8 million in the prior year.

•	Oil Additives Adjusted EBITDA increased 4% to $17.9 million, as compared to $17.2 million in the prior year.

Conference Call and Webcast

Perimeter management will hold a conference call at 8:30 a.m. EDT on Tuesday, December 14, 2021 to discuss third quarter 2021 operating results. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).

The conference call will also be webcast simultaneously on Perimeter’s website (https://www.perimeter-solutions.com/en/), accessed under the Investor Relations link. The webcast link will be made available on the Company’s website prior to the start of the call within the News & Events section of the Investor Relations website.

A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”

Following the live webcast, a replay will be available on the Company’s website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until January 13, 2022.

About Perimeter

Perimeter is a leading global solutions provider for the fire safety and oil additives industries. The Fire Safety business is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers’ firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers’ needs, and a “never-fail” service network. The segment sells products to government agencies and commercial customers around the world. Our wildfire retardant products are the only qualified products for use by the USDA Forest Service.

Perimeter’s Oil Additives business provides high quality P2S5 primarily used in the preparation of ZDDP-based lubricant additives for critical engine anti-wear solutions. P2S5 is also used in pesticide and mining chemicals applications.

Forward-looking Information

Certain statements contained in this news release, as well as other information provided from time to time by Perimeter Solutions, SA. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements give Perimeter’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future,” “optimistic” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter’s actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors discussed within the Risk Factors section of the Form 10-Q for the period ended September 30, 2021. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.

Should one or more of the risk factors or uncertainties materialize, Perimeter’s actual results may vary in material respects from those projected in any forward-looking statements. In the current environment, some of the risk factors have materialized and may or will continue to be impacted by the COVID-19 pandemic, which may cause actual results to vary from these forward-looking statements.

Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Perimeter Solutions, SA.

CONTACT:

ir@perimeter-solutions.com

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Condensed Consolidated Statement of Income and Comprehensive Income

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(unaudited)		(unaudited)
Net sales	$195,414	$174,259	$316,460	$283,758
Cost of goods sold	86,081	76,264	159,895	145,704

Gross profit	109,333	97,995	156,565	138,054
Operating expenses:
Selling, general, and administrative	15,333	8,845	42,544	26,579
Amortization expense	13,276	12,836	39,818	38,264
Other operating expense	313	360	1,066	1,051

Total operating expenses	28,922	22,041	83,428	65,894

Operating income	80,411	75,954	73,137	72,160
Other expense:
Interest expense—net	8,065	9,244	23,951	33,494
Loss on contingent earnout	—	—	2,763	—
Unrealized foreign currency (gain) loss	1,634	(2,615)	3,892	(2,768)
Other (income) expense—net	66	(271)	(252)	(351)

Total other expenses, net	9,765	6,358	30,354	30,375

Income before income taxes	70,646	69,596	42,783	41,785
Income tax expense	(18,637)	(16,966)	(13,151)	(11,242)

Net income	52,009	52,630	29,632	30,543

Other comprehensive income:
Foreign translation adjustments	(2,020)	2,209	(2,424)	(1,234)

Total comprehensive income	$49,989	$54,839	$27,208	$29,309

Net income per share:
Basic	$0.98	$0.99	$0.56	$0.58
Diluted	$0.98	$0.99	$0.56	$0.58
Weighted-average shares used in computing net income per share:
Basic	53,045,510	53,045,510	53,045,510	53,045,510
Diluted	53,045,510	53,045,510	53,045,510	53,045,510

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30, 2021	As of December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,581	$22,478
Accounts receivable, net of allowance for doubtful accounts of $987 and $1,044 as of September 30, 2021 and December 31, 2020, respectively	97,107	28,896
Inventories (1)	64,792	58,784
Income tax receivable	—	11,457
Prepaid expenses and other current assets	7,973	11,406

Total current assets	209,453	133,021
Property, plant, and equipment—net	48,496	48,235
Goodwill	486,375	482,041
Customer lists—net	271,390	304,308
Existing technology and patents—net	126,967	135,928
Other intangible assets—net	33,232	33,464
Other assets	863	1,209

Total assets	$1,176,776	$1,138,206

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs	$5,610	$6,723
Accounts payable	22,840	9,869
Deferred revenue	1,117	286
Accrued expenses and other current liabilities	21,296	16,045

Total current liabilities	50,863	32,923
Long-term debt, less current portion, net of unamortized debt issuance costs	679,540	680,548
Deferred income taxes	106,792	112,162
Other liabilities	20,951	21,151

Total liabilities	$858,146	$846,784

Commitments and contingencies
Shareholders’ equity:
Common stock, $1 par value per share; 53,045,510 shares authorized as of September 30, 2021 and December 31, 2020; 53,045,510 shares issued and outstanding as of September 30, 2021 and December 31, 2020	53,046	53,046
Additional paid-in capital	289,344	289,344
Accumulated other comprehensive loss	(5,598)	(3,174)
Accumulated deficit	(18,162)	(47,794)

Total shareholders’ equity	318,630	291,422

Total liabilities and shareholders’ equity	$1,176,776	$1,138,206

(1)	Amounts include $542 and $2,505 of inventory purchased from the former owners of the original Invictus business as of September 30, 2021 and December 31, 2020, respectively.

SK INVICTUS INTERMEDIATE, S. À R.L. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	As of September 30, 2021	As of September 30, 2020
	(unaudited)
Cash flows from operating activities:
Net income	$29,632	$30,543
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	45,593	43,371
Deferred income taxes	(5,195)	(6,884)
Amortization of deferred financing costs	2,432	2,649
Loss on contingent earnout	2,763	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(68,211)	(65,763)
Inventories	(5,554)	15,529
Income tax receivable	11,457	6,528
Prepaid expenses and other current assets	3,104	(2,490)
Other assets	346	592
Accounts payable,	12,971	(1,613)
Deferred revenue	831	831
Accrued expenses and other current liabilities	2,448	7,831
Other liabilities	(200)	576

Net cash provided by operating activities	32,417	31,700

Cash flows from investing activities:
Purchase of property and equipment	(5,149)	(5,695)
Purchase of businesses, net of cash acquired	(7,464)	(1,970)

Net cash used in investing activities	(12,613)	(7,665)

Cash flows from financing activities:
Proceeds from revolving credit facility	19,500	72,100
Repayments of revolving credit facility	(19,500)	(93,700)
Repayment of long-term debt	(4,211)	(4,208)

Net cash used in financing activities	(4,211)	(25,808)

Effect of foreign currency on cash and cash equivalents	1,510	(3,381)

Net change in cash and cash equivalents	17,103	(5,154)
Cash and cash equivalents at the beginning of year	22,478	9,822

Cash and cash equivalents at the end of year	$39,581	$4,668

Supplemental disclosures of cash flow information:
Cash paid for interest	$21,502	$37,877
Cash paid for income taxes	7,092	4,885

Non-GAAP Financial Metrics

Adjusted EBITDA

The computation of adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner and on a segment basis. These items may include operational restructuring charges, unrealized loss (gain) on foreign currency translation, loss on contingent earnout, deferred future payments, and other non-recurring or non-operational items. Management fees also are excluded from the Company’s calculation of adjusted EBITDA as these fees relate to the services provided by SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the “Sponsor”) when acting in a management capacity on strategic and other non-operational matters and do not represent expenses incurred in the normal course of our operations. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales. To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter provides a summary to show the computation of adjusted EBITDA, and reconciliation to net income, taking into account certain charges and gains that were recognized during the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$52,009	$52,630	$29,632	$30,543
Income tax expense	18,637	16,966	13,151	11,242
Depreciation and amortization	15,212	14,592	45,593	43,371
Interest and financing expense	8,065	9,244	23,951	33,494
Restructuring charges (a)	3,855	445	12,805	690
Loss on contingent earnout (b)	—	—	2,763	—
Management fees (c)	313	344	937	969
Deferred future payments (d)	625	625	1,875	2,500
Unrealized foreign currency (gain) loss	1,634	(2,615)	3,892	(2,768)

Adjusted EBITDA	$100,350	$92,231	$134,599	$120,041
Net Sales	$195,414	$174,259	$316,460	$283,758
Adjusted EBITDA margin	51%	53%	43%	42%

(a)	Adjustment to reflect non-recurring expenses incurred related to business combination with Perimeter Solutions.
(b)	Adjustment to reflect changes in contingent consideration to prior owners of LaderaTech, an acquired business in 2020.
(c)

Adjustment to reflect fees pertaining to services provided by SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the “Sponsor”) when acting in a management capacity on strategic and other non-operational matters which do not represent expenses incurred in the normal course of our operations.

(d)	Adjustment to reflect deferred compensation resulting from the Ironman Acquisition in 2019.